Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into, effective as of March 25, 2009 between PacWest Community Bancorp, a Delaware corporation (the “Company”), and                        (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director and/or officer of the Company and/or its subsidiaries;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued and effective service to the Company and/or its subsidiaries and in order to induce Indemnitee to provide services to the Company and/or any of its subsidiaries as a director or officer, the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement and to, the extent insurance is maintained for the coverage of Indemnitee, under the Company’s directors’ and officers’ liability policies.

NOW, THEREFORE, in consideration of the above premises and of Indemnitee’s continuing to serve the Company directly or, at the Company’s request, with another enterprise, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.             Indemnification.

(a)           Third Party Proceedings.  In the event Indemnitee was or is a party to or other participant in, or is threatened to be made a party to or other participant in, a Proceeding (except as described in Section 1(b) below) by reason of (or arising in part out of ) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses, liabilities, losses, judgments, fines, amounts paid or to be paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), any interest, assessments or other charges imposed thereon and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, which are actually and reasonably incurred by Indemnitee in connection with such Proceeding; provided, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or (ii) with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)           Proceedings by or in the Right of the Company.  In the event Indemnitee was or is a party to or other participant in, or is threatened to be made a party to or other participant in, a Proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of (or arising in part out of ) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses, liabilities, losses, judgments, fines, and, to the fullest extent permitted by law, amounts paid in settlement, any interest, assessments or other charges imposed thereon and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of Indemnitee’s duty to the Company unless and only to the extent that the court in which such Proceeding is or was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which that the court shall deem proper.

2.             Advancement of Expenses; Indemnification Procedure.

(a)           Advancement of Expenses.  The Company shall advance all Expenses incurred by Indemnitee in connection with the investigation, preparation for, defense, settlement or appeal of any Proceeding referenced in Section 1(a) or (b) hereof (but not amounts actually paid in settlement of any such Proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby or elsewhere.  The advances to be made hereunder shall be paid by the Company to Indemnitee within ten (10) days following delivery of a written request therefor by Indemnitee to the Company and shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement.  Written requests of Indemnitee for advances shall provide reasonable accounting for the Expenses to be paid by the Company.  Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement.  Indemnitee’s obligation to reimburse the Company for advances shall be unsecured and no interest shall be charged thereon.

(b)                                 Notice/Cooperation by Indemnitee.  Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement.  Notice to the Company shall be directed to the General Counsel of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee pursuant to Section 15 hereof).  Notice shall be deemed received as set forth in Section 15 hereof.  In addition, Indemnitee shall give the Company such information and cooperation in the defense of any Proceeding as shall be within Indemnitee’s power, except that Indemnitee shall not be required to give the Company information that is privileged or confidential as to Indemnitee.  The giving of notice required under this Section 2(b) shall be a condition precedent to Indemnitee’s right to be indemnified under this Agreement if the failure to give such notice materially prejudices any right, claim or defense available to the Company.

(c)                                  Procedure.

(i)            Any indemnification provided for in Section 1(a) or 1(b) hereof shall be made no later than sixty (60) days after receipt of the written request of Indemnitee if, and only if, authorized in the specific case upon a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 1(a) or 1(b), as the case may be, by any of the following:

A.            a majority vote of the Board of Directors of the Company consisting of directors who are not parties to such Proceeding, even though less than a quorum;

B.            a committee of such directors designated by a majority of such directors, even though less than a quorum;

C.            if there are no such directors, by independent legal counsel in a written opinion; or

D.            approval of the stockholders of the Company.

(ii)           If a claim under this Agreement, under any statute or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within sixty (60) days after a written request for payment thereof has first been received by the

Company, Indemnitee may, but need not, within one (1) year after receipt of such written request by the Company bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 9 of this Agreement, Indemnitee shall also be entitled to be paid for the Expenses (including reasonable attorneys’ fees) of bringing such action.  It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in connection with any Proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of Expenses pursuant to Subsection 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.  It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide on a de novo basis, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)                                 Notice to Insurers.  If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has directors’ and officers’  insurance policies in effect, then the Company shall give prompt notice of the commencement of such Proceeding to the insurers of such policies in accordance with the procedures set forth in such policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(e)                                  Selection of Counsel.  Upon notification of the Company of the commencement of any Proceeding as to which indemnification will or could be sought under this Agreement, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, that (i) Indemnitee shall have the right to employ his or her counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not within sixty (60) days, in fact, have employed counsel to assume the defense of such Proceeding, then the Expenses of Indemnitee’s counsel shall be at the expense of the Company.  In the event separate counsel is retained by an Indemnitee pursuant to this Section 2(e), the Company shall cooperate with Indemnitee with respect to the defense of the Proceeding, including making documents, witnesses and other reasonable information related to the defense available to Indemnitee and such separate counsel pursuant to joint-defense agreements or confidentiality agreements, as appropriate.  The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in (ii)(B) above.

(f)            Settlement of Claims.  The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent.  The Company shall not settle any Proceeding (in whole or in part) in any manner which would impose any Expense, judgment, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.  Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.  The Company shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; provided, however, that the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

3.             Additional Indemnification Rights; Nonexclusivity.

(a)           Scope.  Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by any statute.  In the event of any change, after the date of this Agreement, in any applicable law, statute or rule (including any judicial decision) which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer thereof, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement.  In the event of any change in any applicable law, statute or rule (including any judicial decision) which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer thereof, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)           Nonexclusivity.  The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, the Company’s Bylaws, any agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law or otherwise, both as to action taken in Indemnitee’s official capacity and as to action taken in another capacity while holding such office.  The indemnification and advancement of Expenses provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity as described in Section 11(d) even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

4.             Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by the Company for some or a portion of the Expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, preparation for, defense, appeal or settlement of any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or penalties to which Indemnitee is entitled.

5.             Mandatory Indemnification.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

6.             Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge that in certain instances, applicable law or public policy may prohibit the Company from indemnifying its directors and officers, and/or the directors and officers of any of its subsidiaries under this Agreement or otherwise.  Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under applicable law or public policy to indemnify Indemnitee.

7.             Directors’ and Officers’ Liability Insurance.  The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company and/or its subsidiaries with coverage for losses from wrongful acts or to ensure the Company’s performance of its indemnification obligations under this Agreement.  Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.  In all policies of directors’ and officers’ liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and/or its subsidiaries’ directors, if Indemnitee is a director, or of the Company’s and/or its subsidiaries’ officers, if Indemnitee is not a director of the Company but is an officer thereof.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company, or for any similar reason.

8.             Severability.  Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law.  The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.  The provisions of this Agreement shall be severable as provided in this Section 8.  If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9.             Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)           Excluded Acts.  To indemnify Indemnitee for any acts or omissions or transactions from which a director or officer may not be relieved of liability under applicable law (including, without limitation, the Delaware General Corporation Law and the Federal banking laws); or

(b)           Claims Initiated by Indemnitee.  To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification or advancement of Expenses under this Agreement or any other statute or law or otherwise as required under §145 of the Delaware General Corporation Law (or any similar successor statute), but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors of the Company has approved the initiation or bringing of such suit; or

(c)           Lack of Good Faith.  To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous; or

(d)           Claims Under Section 16(b).  To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale, or the sale and purchase, by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

10.           Effectiveness of Agreement.  This Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or agent of the Company and/or any of its subsidiaries, or was serving at the request of the Company as director, officer, employee or agent of any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

11.           Construction of Certain Phrases.  For purposes of this Agreement, references to:

(a)           the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)           “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes or penalties assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company and/or any of it subsidiaries which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or the beneficiaries thereof; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(c)           “Expense” or “Expenses” shall mean any fees, costs and expenses, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts (including accountants and other advisors), witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, filing fees and all other disbursements or expenses of the type typically paid or incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding relating to an Indemnifiable Event, and any expenses of establishing a right to indemnification or advancement of Expenses under this Agreement, actually and reasonably incurred by Indemnitee.  Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(d)           “Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Company and/or its subsidiaries, or by reason of any action taken by him or of any inaction on his part while acting as director or officer of the Company and/or its subsidiaries, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement or advancement of Expenses can be provided under this Agreement.

(e)           “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative or legislative hearing or any other actual, threatened or completed proceeding, including any and all appeals, whether of a civil, criminal, administrative, investigative or other nature, and in each case whether or not commenced prior to the date of this Agreement, that relates to an Indemnifiable Event.

12.           Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile transmission), each of which shall constitute an original.

13.           Successors and Assigns.

(a)           This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

(b)           If Indemnitee is deceased and is entitled to indemnification under any provision of this Agreement, the Company shall indemnify Indemnitee’s estate and his or her spouse, heirs, administrators and executors against and shall assume all of the Expenses, judgments, penalties and fines actually and reasonably incurred by or for Indemnitee or his or her estate, in connection with the investigation, defense, settlement or appeal of any such Proceeding; provided, however, that when requested in writing by the spouse of Indemnitee and/or the heirs, executors or administrators of Indemnitee’s estate, the Company shall provide appropriate evidence of the agreement set forth herein to indemnify Indemnitee against, and to itself assume, such costs, liabilities and Expenses.

14.           Attorneys’ Fees.  In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all Expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses, including reasonable attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action a court of competent jurisdiction determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

15.           Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail, postage prepaid, on the third (3rd) business day after the date postmarked.  Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice given pursuant to this Section 15.

16.           Consent to Jurisdiction.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the Delaware Chancery Court.

17.           Choice of Law.  This Agreement shall be governed by and  construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

18.           Subrogation.  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (under any insurance policy or otherwise), who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively  bring suit to enforce such rights.

19.           Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement to any persons other than the parties to it and their respective successors and assigns (including an estate of Indemnitee), nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party hereto. Furthermore, no provision of this Agreement shall give any third persons any right of subrogation or action against any party hereto.

20.           Continuation of Indemnification.  All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or any Proceeding by reason of the fact that Indemnitee was serving in the capacity referred to herein.

21.           Indemnification by One or More Subsidiaries.  If at any time during the application of this Agreement, Indemnitee is also party to a separate indemnity agreement between the Indemnitee and one or more of the Company’s subsidiaries, then Indemnitee specifically agrees that all demands and claims for indemnification by Indemnitee shall first be presented to, and either paid or rejected, in whole or in part, by, the appropriate subsidiary or subsidiaries of the Company, and that the indemnification contained in this Agreement shall apply only to the extent that one or more of the subsidiaries for any reason refuses or fails to fully indemnify Indemnitee under the terms of such subsidiary’s indemnity agreement, or is prohibited by any policy, statute or regulation.

22.           Entire Agreement. Except as provided in Sections 3 and 21 hereof, this Agreement represents and contains the entire agreement and understanding between and among the parties, and all previous statements or understandings, whether express or implied, oral or written, relating to the subject matter hereof are fully and completely extinguished and superseded by this Agreement.

23.           Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

24.           No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent that Indemnitee has actually received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable under this Agreement.

25.           Headings.  The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date specified above.

PACWEST BANCORP

401 West “A” Street
San Diego, CA 92101

By
	Name:	Michael L. Thompson
	Title:	Executive Vice President and Director, Human Resources

AGREED TO AND ACCEPTED:

INDEMNITEE:

401 West “A” Street

San Diego, CA 92101

Name: